Exhibit 99.2
For further information, contact:
Ashley Ammon MacFarlane
Integrated Corporate Relations for TRM Corporation
Office: (203) 682-8200
TRM Corporation Announces Third Quarter 2007 Conference Call
PORTLAND, Oregon, November 6, 2007 (PR Newswire) — TRM Corporation (NASDAQ: TRMM) today announced that it will hold a conference call on November 9, 2007 at 10:00 a.m. EST to discuss third quarter 2007 financial results. The Company will release the third quarter 2007 financial results in advance of the call.
Listeners may access the call by dialing the following numbers:
United States: 866.383.8108
International: 617.597.5343
Passcode: 90982824
Listeners may access the replay from 12:00 p.m. EST on November 9, 2007 through November 16, 2007 by dialing the following numbers:
United States: 888-286-8010
International: 617-801-6888
Passcode: 54446358
A webcast will also be available through TRM Corporation’s website at www.trm.com/webcasts.shtml.
About TRM Corporation
TRM Corporation is a consumer services company that provides convenience ATM services in high-traffic consumer environments. TRM’s ATM customer base is widespread, with retailers throughout the United States. TRM operates the second largest non-bank ATM network in the United States.
FORWARD-LOOKING STATEMENTS
Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for our services; access to capital; changes in interest rates; maintaining satisfactory relationships with our banking partners; our ability to continue to reduce attrition in our existing ATM estate and to add new ATMs; technological change; our ability to control costs and expenses; competition and our ability to successfully implement our acquisition strategy. Additional information on these factors, which could affect our financial results, is included in our annual report on Form 10-K for the fiscal year ended December 31, 2006 and in our quarterly reports on Form 10-Q for the quarters ended March 30, 2007 and June 30, 2007 under the caption “Risk Factors” and elsewhere in such reports. Finally, there may be other factors not mentioned above or included in our SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.
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